Exhibit 99.1

Sun New Media Inc. PO Box 297, 1142 S. Diamond Bar Blvd Diamond Bar, CA 91765 United States of America (604) 871-9909 Ext 322 (604) 871-9919
New Symbol: SNMD	Sun New Media & SE Global Announce Final Closing	Sept 22nd, 2005.

Diamond Bar, Calif., Sept. 22, 2005 - Sun New Media Inc. (OTCBB: SNMD) ("SNMI" or "Company") reports that it has acquired 100% of the issued and outstanding share capital of Sun New Media Group Ltd. from Shanghai based Sun Media Investment Holdings Ltd. ("SMIH"). The transaction was originally announced by the Company in a press release dated July 21, 2005 and was subsequently approved by a majority of the stockholders of the Company at a stockholders meeting held on September 12, 2005. As a result of the transaction, SMIH and related parties will hold approximately 85.53% of the Company's issued and outstanding share capital. The transaction between the parties closed in escrow with an effective closing date of September 18th, 2005.

The Company has changed its name from SE Global Equities Corp to Sun New Media Inc. and began trading under the new symbol "SNMD" on a post 1 for 2 consolidation basis on September 20, 2005. All fractional shares as a result of the reverse split are to be rounded up by an amount of 0.5.

To effect the new changes, a new management team and directors have been appointed to the board of SNMI. Messrs. Hong-Lip Yow, Toby Chu, Prithep Sosothikul, David G Richardson, Tim Leong and Sukanya Prachuabmoh resigned as directors and officers on the closing of the transaction. In their place Messrs. Bruno Wu, Chauncey Shey, John Zongyang Li, Yucheng Ding, and Xiaotao Chen and Ms. Kay Koplovitz were appointed to the board of directors of the Company. Mr. Bruno Wu was appointed to the office of Chairman, Mr. Yucheng Ding was appointed Chief Executive Officer, Mr. Xiatao Chen was appointed Chief Operations Officer, Ms. Fendi Chung-Yee Cheung was appointed to the offices of Chief Financial Officer and Secretary and Mr. Chauncey Shey and Ms. Kay Koplovitz were appointed to the office of Vice-Chairman. These changes took effect immediately after the closing of the transaction. The background of the new management team and directors is as follows:

Mr. Bruno Wu, Chairman and Director. Mr. Bruno Wu is the cofounder and Executive Chairman of Sun Media Investment Holdings Ltd., one of the leading private media groups in China. Sun Media currently holds investment interests in eleven (11) media related companies in Asia and its portfolio includes thirty-one (31) magazine titles, three (3) newspapers, ten (10) broadcasting television channels, 3 websites and various equity stakes in internet, multimedia products, education and college, sports and racing, and music and entertainment. Sun Media currently operates in fifteen (15) cities across nine (9) counties and regions.

Prior to Sun Media, Mr. Wu was the Chief Operating Officer from June 1998 to February 1999 of ATV, one of the two free-to-air networks in Hong Kong. He drastically improved ATV's performance ratings and financial standings. From 2001 to 2002, Mr. Wu was also the co-chairman of SINA Corporation, the world's largest Chinese Internet media company. Mr. Wu received his Diploma of Studies in French Civilization from the University of Savoie, France in 1987, and graduated with a Bachelor of Science in Business Administration-Finance from Culver-Stockton College in Missouri in 1990. He later received his Master of Arts in International Affairs from Washington University, Missouri in 1993, and in 2001, he received his Ph.D. from the International Politics Department of College of Law, Fudan University, Shanghai, China.

Mr. Wu is a member of the international council of Museum of Television and Radio in New York and Los Angeles, and a member of both the International Council and the Foundation of The International Academy of Television Arts and Sciences USA, the organization that issues the annual International Emmy Award. In 2003, Mr. Wu was appointed as the Chairman of the iEMMYs Festival for a term of two years. Mr. Wu is also a trustee of the Board of Foreign Affairs University of China, the cradle of Chinese diplomats. In October 1998, Mr. Wu received the Super Media Star Award issued by Hong Kong - Macau Distinguished Person's Society.

Dr. Yucheng Ding, Chief Executive Officer and Director. Since October 2004, Mr. Ding has been the Vice-Chairman of Sun Media Investment Holdings Ltd. Prior to joining Sun Media, Mr. Ding was the Deputy Chief Economist and General Manager of CITIC Securities Company Limited (April 1998 to September 2004). In addition to serving on the Board of Directors or Sun Media and the Registrant, he also currently serves on the Board of Director of Asia Satellite Telecommunications Holdings Ltd. Mr. Ding received his bachelor's degree from Tsing Hua University in Beijing, and holds an MBA degree from the Katz Graduate School of Business - University of Pittsburgh, and a Ph.D. from the School of Economics & Management, Tsing Hua University.

Mr. Xiaotao Chen, Chief Operations Officer and Director. Mr. Chen is the Chief Executive Officer and Executive Director of Sun Media Investment Holdings Limited. Prior to joining Sun Media, he was the President and Executive Director of Stone Group Holdings Limited. Since joining the Stone Group in 1989, he has held various corporate responsibilities including international trade, investments and corporate/business development. Mr. Chen at one time also served as the President for Sun Stone Media Group Limited and other media companies, where he was in charge of daily operations and mergers and acquisitions for televisions and print publications. In addition to the foregoing, Mr Chen possesses other extensive experience in operations management and business development. He was the leader and chief negotiator in the acquisition of a famous healthcare company that has the renowned brand "Nao Bai Jin" and the largest network of healthcare products in the PRC. The value of the healthcare company is more than US$200 million. Mr Chen also led and coordinated the investment into one of the leading cable networks in the PRC that now has a value of more than RMB 1.5 billion.

Ms. Kay Koplovitz, Vice-Chairman and Independent Director. Ms. Kay Koplovitz is the Founder of USA Networks, and was the first female network president in television history, serving as chairman and CEO from 1977 to 1998. Under her direction, USA became the largest provider of original basic cable programming. Ms. Koplovitz also launched the Sci-Fi Channel and USA Networks International, which operates channels in Latin America, Europe, and southern Africa. She is the former President of the National Academy of Television Arts & Sciences. She served as the Presidential appointee to chair the National Women's Business Council from 1998 to 2001, and created Springboard Enterprises, a national non-profit organization that matches venture capital and women entrepreneurs in high growth businesses. She also founded Angels4Equity, now called Boldcap Ventures LLC, in 2001, a fund comprised of high net worth women who invest in early stage companies. In 1998, she co-founded Koplovitz & Co., LLC, a New York-based media and investment advisory firm, with her husband, William C. Koplovitz, Jr., and currently serves as a principal.

Winner of numerous awards, Ms. Koplovitz has been recognized throughout her career for her entrepreneurial spirit and industry accomplishments. She is the author of Bold Women, Big Ideas, published in 2002. More information can be found on her company's website at http://www.koplovitz.com.

Mr. John Zongyang Li, Executive Director. Mr. John Li is the President and Chief Investment Officer of Sun Media Investment Holdings Ltd. Concurrently, he also serves as the Chairman and Chief Executive Officer of Auston International Group in Singapore.

Prior to his current positions, Mr. Li served in two Hong Kong listed companies as Executive Director and Executive Deputy Chief Executive Officer of Sun Media Group, and Deputy Chairman and Acting Chairman of Leadership Publishing Group. Mr. Li also worked for 10 years with Framlington Investment Management Company Ltd., a leading investment management company in London, where he served as a Senior Fund Manager and the Head of the Asia Pacific region. Mr. Li holds a Bachelor degree in Economics from Peking University, and a Master of Business Administration degree from Middlesex University Business School in London. He is a founding member of the Society of Hong Kong Economy in Beijing.

Mr. Chauncey Shey, Vice Chairman and Independent Director. Mr. Chauncey Shey is the president and CEO of Softbank China Holding, and the managing partner of Softbank China Venture Capital (SBCVC). He is a co-founder and Director of UTStarcom Inc. (NASDA: UTSI), and served as UTStarcom's Executive Vice-President from 1995 to July, 1999. From 1991 to 1995, Mr. Shey was Executive Vice-President of StarCom Network Systems Inc., a telecom equipment provider; and Executive Vice President of StarCom Products Inc., a consulting business that develops software products and provides expertise in the fields of computers and telecommunications. From 1990 to 1991, Mr. Shey was a consultant to ATandT Bell Labs, and from 1986 to 1990, he was with DGM and S, a telecom software company. He holds a B.S. in Electrical Engineering from Shanghai Jiao Tong University and an M.S. in Computer Science from the State University of New York.

Ms. Fendi Chung-Yee Cheung, Chief Financial Officer and Secretary. Ms. Cheung is the Chief Financial Officer of the Sun Media Investment Holdings Limited. Ms Cheung has more than 12 years experience in a wide range of financial matters of companies in Hong Kong and PRC, including four spent as Financial Controller with companies listed in the Hong Kong Exchanges and Clearing Limited. Ms Cheung holds a Bachelor Degree of Arts in Accountancy from City Polytechnic of Hong Kong, and is a fellow member of the Associate of Chartered Certified Accountants; associate member of the Hong Kong Institute of Certified Public Accountants, and associate member of the Institute of Chartered Secretaries and Administrators and the Hong Kong Institute of Company Secretaries.

About Sun New Media Inc

Sun New Media Inc. ("SNMI") is a dynamic interactive media company combining the most potent economic drivers of the booming Chinese economy, the Internet, and corporate outsourcing. SNMI aims to be the leading integrated, interactive marketing and communications company serving tier 1 consumers and major corporations in China. SNMI assists major international and domestic Chinese companies to enhance brand image, provide better customer servicing by understanding its customer's needs and cultivating customer loyalty, while also effectively marketing goods and services itself. SNMI builds on the position, track record, and capabilities of its parent company Sun Media Investment Holdings Ltd. ("SMIH"), widely recognized as the leading private media group in China. For more information on Sun New Media Inc please visit the company's website at: www.sunnewmedia.net.

About Sun Media Investment Holdings

Sun Media Investment Limited ("SMIH") is the majority shareholder and parent company of Sun New Media Inc. SMIH is an investment group focusing on growth opportunities in media markets in Asia, particularly Greater China. SMIH enhances its value by creating and sustaining branded content platforms, which it can leverage across many different forms of media. Today, SMIH has activities in six strategic areas: television, news media, publishing, education, advertising and sports. In all, Sun Media Investment Holdings has direct interests in 11 media companies, through which it holds shares in more than 30 media operations, controlling no less than 60 media brands in 9 countries and 15 cities. To view a recent corporate video on SMIH please visit: www.cag-global.com/newflash/sun.html.

Sun New Media, Inc.

"Bruno Wu"
Bruno Wu
Chairman of the Board

Investor Relations Contact: Mr. James Neil * N. America Toll Free: 1-888-865-0901 Ext.322 Email: info@cag-global.com

This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe," "estimate," "project," "expect" "plan" "anticipate" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.